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                                                                     EXHIBIT 23


DELOITTE & TOUCHE LLP
Two Prudential Plaza
180 North Stetson Avenue
Chicago, IL 60601-6779






INDEPENDENT AUDITORS' CONSENT
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We consent to the incorporation by reference in Registration Statements No. 33-
48123, 33-66082, 33-46514, and 33-65088 of John Deere Capital Corporation on Form S-3 of our report dated December 9, 1994, appearing in the Annual Report on Form 10-K of John Deere Capital Corporation for the year ended October 31, 1994 and to the reference to us under the heading "Experts" in the Prospectuses, which are a part of such Registration Statements.



DELOITTE & TOUCHE LLP
Chicago, Illinois

January 23, 1995